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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the audited consolidated financial statements of Westport Resources Corporation and our report on the audited statements of revenues and direct operating expenses for the EPGC Properties (and to all references to our firm) included in or made a part of this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
January 18, 2002.